SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C.  20549
                                  ____________
                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported):  OCTOBER 1, 2002

                              EMERITUS CORPORATION
               (Exact name of registrant as specified in charter)

        WASHINGTON             1-14012          91-1605464
    (State or other         (Commission       (IRS Employer
     jurisdiction of         File Number)      Identification
     incorporation)                            No.)


                              Raymond R. Brandstrom
        Vice President of Finance, Chief Financial Officer, and Secretary
                              Emeritus Corporation
                         3131 Elliott Avenue, Suite 500
                            Seattle, Washington 98121
               (Address of principal executive offices) (Zip Code)

                                 (206) 298-2909
              (Registrant's telephone number, including area code)

ITEM  2.     ACQUISITION  OR  DISPOSITION  OF  ASSETS

     On October 1, 2002, Emeritus Corporation (the "Company") entered into a lease agreement between Fretus Investors LLC ("Fretus"), a limited liability company organized under the laws of the State of Washington and various subsidiaries and affiliates with its principal executive office located at 2025 First Avenue, Suite 890, Seattle, WA 98121, for twenty-four assisted living communities (the "Properties") in six states containing an aggregate of approximately 1,650 units.

     The Properties, were acquired by Fretus from Marriott Senior Living Services, a subsidiary of Marriott International (NYSE: MAR). Fretus is a private investment joint venture between Fremont Realty Capital ("Fremont"), which holds a 65% stake, and Columbia Pacific 2002 Pool LLC ("Baty entity"), which holds a 35% minority stake. The Baty entity is owned or controlled by Daniel R. Baty, the Company's chairman and chief executive officer. Fretus, in turn, leased the Properties to the Company.

  The lease is for an initial 10-year period with two 5-year extensions and includes an opportunity for the Company to acquire the Properties after the third year and the right under certain circumstances for Fretus to cancel the lease by payment of a termination fee after the fifth year. The lease is a net lease, with base rental equal to (i) the debt service on the outstanding senior mortgage held by Fretus, and (ii) an amount necessary to provide a 12% annual return on equity to Fretus. The initial senior mortgage debt is for $45.0 million and interest is accrued at LIBOR plus 3.5%. The initial Fretus equity is approximately $26.7 million but may increase as a result of additional capital contributions for specified purposes and will decrease as a result of cash distributions to investors. Based on the initial senior mortgage terms and initial Fretus equity, current rental would be approximately $510,000 per month. In addition to the base rental, the lease also provides for percentage rental equal to a percentage (ranging from 7% to 8.5%) of gross revenues in excess of a specified threshold.

The Properties in this acquisition are all purpose-built assisted living communities in which the Company plans to offer both assisted and memory loss services.


ITEM  7.     FINANCIAL  STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a)     Financial  Statements  of  business  acquired
The required financial statements for the acquired business are not included in this Report at this time. The Registrant will file such financial statements by amendment within sixty days after the date on which this Report is required to be filed.

     (b)     Pro  forma  financial  information
The required pro forma financial information is not included in this Report at this time. The Registrant will file such pro forma financial information by amendment within sixty days after the date on which this Report is required to be filed.

(c)     Exhibits

10.72.1 Master Lease Agreement between various subsidiaries and affiliates of Fretus Investors L.L.C. and Emeritus Properties-NGH, L.L.C., and ESC-NGH, L.P. dated October 1, 2002.

99.2.1 Emeritus Press release announcing the acquisition of 24 communities dated October 1, 2002.

                                    SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
EMERITUS  CORPORATION

                                                   By: /s/ Raymond R. Brandstrom
                                                    ----------------------------
                                                           Raymond R. Brandstrom
                                                      Vice President of Finance,
                                                        Chief Financial Officer,
                                                                   and Secretary


Dated:  October  15,  2002